UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2007

LeMaitre Vascular, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33092

Delaware	04-2825458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

63 Second Avenue
Burlington, MA 01803
(Address of principal executive offices, including zip code)

781-221-2266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On June 11, 2007, LeMaitre Vascular, Inc. (the "Company") and Rodger P. Nordblom and Peter C. Nordblom, as Trustees of Northwest Associates ("Landlord"), entered into a Second Amendment of Lease dated as of May 21, 2007 (the "Amendment"). The Amendment amends the Lease between the Company and Landlord dated as of March 31, 2003, that was filed as Exhibit 10.1 to the Company's Form S-1 Registration Statement filed with the Securites and Exchange Commission on April 25, 2006.

The Amendment extends the term of the Company's lease of its corporate headquarters in Burlington, Massachusetts, by one year (i.e., through March 31, 2009), at the same Annual Fixed Rent Rate as currently in effect. A copy of the Amendment is set forth as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.       Description

10.1                   Second Amendment of Lease

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: June 15, 2007	By:	/s/ Christopher H. Martin
Christopher H. Martin
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Second Amendment of Lease